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                                                                   EXHIBIT 10.13

                          KEYBANK NATIONAL ASSOCIATION
                                   KEY CENTER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114


                                                        Dated as of June 1, 1998

NCS HealthCare, Inc.
3201 Enterprise Parkway
Suite 220
Beachwood, Ohio 44122

Attention:        Jeffrey R. Steinhilber
                  Senior Vice President
                  and Chief Financial Officer
                  ---------------------------

                  Re: U.S. $50,000,000 Capital Markets Bridge Facility for NCS HealthCare, Inc.
                           ------------------------------------------------
Ladies and Gentlemen:

         KeyBank National Association, a national banking association (the "LENDER"), hereby establishes pursuant to this letter ("THIS AGREEMENT") a committed single draw, non-revolving capital markets bridge credit facility in favor of NCS HealthCare, Inc. (herein, together with its successors and assigns, the "BORROWER"), upon and subject to the terms and conditions contained in this Agreement. Certain terms used herein are defined in section 6 hereof.

         1.       AMOUNTS AND TERMS OF THE LOANS.

         1.1. THE LOANS. The Lender agrees, on the terms and conditions hereinafter set forth, to make one or more loans (each a "LOAN" and collectively, the "LOANS") to the Borrower, all of which Loans shall be made on a single occasion (the "CLOSING DATE"), which shall be a Business Day during the period from the date hereof until December 31, 1998 (such date, or the earlier date of termination of the Commitment pursuant to section 1.11 or 5.2, being the "TERMINATION DATE"). The Loans made hereunder on the Closing Date shall be in an aggregate amount not to exceed $50,000,000, as such amount may be reduced pursuant to section 1.11 (the "COMMITMENT"). Each Loan shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. No additional Loans shall be made after the Closing Date, and the amount of any unused Commitment remaining after Loans are made on the Closing Date shall be automatically terminated.

         1.2. MAKING THE LOANS ON THE CLOSING DATE. (a) The Borrower shall give the Lender notice, not later than 11:00 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed Closing Date, a. specifying the proposed Closing Date, b. specifying the amount and Type of each proposed Loan to be made on the Closing Date, c. selecting the interest rate for each such Loan pursuant to section 1.6 and, d. if any such Loan is to be a Eurodollar Loan, selecting the initial Interest Period for such Loan. More than one Loan may be made on the Closing Date as a Eurodollar Loan, but each such Eurodollar Loan so made shall have a single Interest Period applicable thereto and no two Eurodollar Loans made on the Closing Date shall have the same Interest Period. No more than three Eurodollar Loans may be outstanding hereunder at any time. Not later than 11:00 A.M. (Cleveland, Ohio time) on the Closing Date and upon fulfillment of the applicable conditions set forth in section 2, the Lender will make the requested Loan or Loans available to the Borrower in same day funds at the Lender's principal office in Cleveland, Ohio.


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         (b) Anything in section 1.2 (a) above to the contrary notwithstanding, the Borrower may not select a Eurodollar Rate for any Loan if the principal amount of such Loan is less than $5,000,000.

         (c) The notice from the Borrower to the Lender requesting a Loan or Loans on the Closing Date shall be irrevocable and binding on the Borrower.

         1.3. FEES. The Borrower agrees to pay to the Lender an upfront fee to the Lender on the date this Agreement becomes effective in the amount separately agreed upon by the parties hereto. The Borrower agrees to pay to the Lender an activation fee in connection with the initial Loan made hereunder in accordance with a separate letter between the Borrower and the Lender.

         1.4. NOTE. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by the Lender shall be evidenced by a promissory note substantially in the form of Exhibit A hereto with blanks appropriately completed in conformity herewith (the "NOTE").

         (b) The Note issued to the Lender shall be entitled to the benefits of this Agreement as well as the Subsidiary Guaranty and the Pledge Agreement referred to in the Credit Agreement.

         (c). The Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of the Note, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         1.5. CONVERSIONS OF LOANS. The Borrower shall have the option to Convert on any Business Day all, or a portion equal to $5,000,000 or a multiple of $1,000,000 in excess thereof, of the outstanding principal amount of any outstanding Loan into a Loan or Loans of the other Type of Loan which can be made pursuant to this Agreement, PROVIDED that: a. no partial conversion of a Eurodollar Loan shall reduce the outstanding principal amount of such Eurodollar Loan to less than $5,000,000; b. any conversion of a Eurodollar Loan into a Prime Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loan; c. a Prime Rate Loan may not be converted into a Eurodollar Loan if a Default or Event of Default has occurred and is in existence on the date of the Conversion unless the Lender otherwise agrees; and
d. a Eurodollar Loan resulting from a Conversion under this section 1.5 shall conform to the requirements of sections 1.1 and 1.2. Each such Conversion shall be effected by the Borrower giving the Lender written notice thereof, prior to 11:00 A.M. (local time) at least three Business Days prior to the Conversion, specifying the Loan or Loans to be so converted, the Type of Loan or Loans to be converted into and, if to be converted into a Eurodollar Loan, the Interest Period to be initially applicable thereto.

         1.6. INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                  (a) PRIME RATE LOANS. During such periods as such Loan is a Prime Rate Loan, a fluctuating rate per annum equal at all times to the Prime Rate in effect from time to time, payable quarterly in arrears on the last Business day of each March, June, September and December and on the date such Prime Rate Loan shall be Converted (as hereinafter defined) or paid in full; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a fluctuating rate per annum equal at all times to 3% per annum above the Prime Rate in effect from time to time.

                  (b) EURODOLLAR LOANS. During such periods as such Loan is a Eurodollar Loan, a rate per annum equal at all times during the Interest Period for such Loan to the sum of the Eurodollar Rate for such Interest Period PLUS (i) from the date hereof to September 30, 1998, an additional 200 basis points per annum and (ii) from and after such date, an additional 262.50 basis points per annum, payable on the last



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         day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a fluctuating rate per annum equal at all times to 3% per annum above the Prime Rate in effect from time to time.

         1.7. PREPAYMENTS. (a) VOLUNTARY PREPAYMENTS. The Borrower may, upon at least three Business Days' notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, without premium or penalty, prepay the outstanding principal amount of any Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, PROVIDED that in the case of any partial prepayment of a Loan the principal amount prepaid shall be at least $1,000,000, or an integral multiple of $1,000,000 in excess thereof, and PROVIDED, FURTHER, that in the case of prepayment of any Eurodollar Loan on any date other than the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by such breakage compensation as is provided for in section 1.10.

         (b) MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment, without premium or penalty, in accordance with the following provisions:

                  (i) CERTAIN PROCEEDS OF ASSET SALES AND DEBT OR EQUITY OFFERINGS. If the Borrower and its Subsidiaries have received after the date hereof Net Cash Proceeds from any Asset Sale or from any public offering, Rule 144A offering or private placement with one or more institutional investors of any debt or equity securities (exclusive of any syndicated credit facilities), not later than the third Business Day following the date of receipt of any such Net Cash Proceeds an amount, conforming to the requirements of section 1.7(a) as to the amount of any partial prepayment of Loans, at least equal to such Net Cash proceeds so received shall be applied as a mandatory prepayment of principal of the then outstanding Loans.

                  (ii) LOANS EXCEED COMMITMENT. If the outstanding Loans at any time exceed the Commitment hereunder as then in effect, the Borrower will immediately prepay Loans in an amount, conforming to the requirements of section 1.7(a) as to the amount of any partial prepayment of Loans, at least sufficient to eliminate such excess.

                  (iii) CHANGE OF CONTROL. On the date on which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further borrowings shall be made under this Agreement and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full.

                  (iv) PARTICULAR LOANS TO BE PREPAID. With respect to each prepayment of Loans required by this section 1.7(b), the Borrower shall designate the Types of Loans which are to be prepaid and the specific Loan(s) to which such prepayment is to be applied, PROVIDED that (A) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of prepayment prior to designating any other Eurodollar Loans for prepayment, and (B) if the outstanding principal amount of a Eurodollar Loan is reduced below $1,000,000 as a result of any such prepayment, then such Loan shall be Converted into a Prime Rate Loan. In the absence of a designation by the Borrower as described in the preceding sentence, the Lender shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs. Any prepayment of Loans pursuant to this section 1.7(b) shall be accompanied by payment of interest accrued to the date of prepayment on the amount prepaid and, in the case of any prepayment of a Eurodollar Loan, shall in all events be accompanied by such breakage compensation as is contemplated by section 1.10.

         1.8. INTEREST PERIODS. (a) At the time the Borrower gives the notice of the Closing Date or a notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest



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Period applicable thereto) or prior to 11:00 A.M. on the third Business Day prior to the expiration of an Interest Period applicable to a Eurodollar Loan, it shall have the right to elect by giving the Lender written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Lender) of the Interest Period applicable to such Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Eurodollar Loan shall commence on the date such Loan is made (including the date of any conversion from a Prime Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any Loan may be selected which would end after the then scheduled Termination Date; and

                  (v) no Interest Period may be elected at any time when a Default under section 5.1(a) or an Event of Default is then in existence unless the Lender otherwise agrees.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to a Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Loan to a Prime Rate Loan effective as of the expiration date of such current Interest Period.

         1.9. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that the Lender shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that the Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which the Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by the Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would



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         conflict with any thereof not having the force of law but with which the Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, the Lender shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Lender notifies the Borrower that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any notice of the Closing Date or notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of the notice of the Closing Date, shall, at the option of the Borrower, be deemed Converted into a notice requesting a Prime Rate Loan to be made on the Closing Date, (y) in the case of clause (ii) above, the Borrower shall pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender shall determine) as shall be required to compensate the Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to the Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by the Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 1.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 1.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 1.9(a)(iii) the Borrower shall) either a. if the affected Eurodollar Loan is then being made on the Closing Date, by giving the Lender telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by the Lender pursuant to section 1.9(a)(ii) or (iii), cancel said borrowing, or convert the related notice of the Closing Date into a notice requesting a Prime Rate Loan, or b. if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Lender, require the Lender to Convert each such Eurodollar Loan into a Prime Rate Loan.

         (c) If the Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by the Lender to be material the rate of return on the Lender's or its parent corporation's capital or assets as a consequence of the Lender's commitments or obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. The Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 1.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 1.9(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, a. the Lender shall not be entitled to compensation or payment or reimbursement of other amounts under this section 1.9 for any amounts incurred or accruing more than 90 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in this section, and b. the Lender shall not demand compensation for any reduction referred to in section 1.9(c) if it shall not at the time be the general policy or practice of the Lender to demand such compensation



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in similar circumstances under comparable provisions of other credit agreements.

         1.10. BREAKAGE COMPENSATION. The Borrower shall compensate the Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund its Eurodollar Loans) which the Lender may sustain: a. if for any reason (other than a default by the Lender) a borrowing of a Eurodollar Loan does not occur on a date specified therefor in the notice of the Closing Date or a notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to section 1.9(a));
b. if any repayment, prepayment or Conversion of any Eurodollar Loan occurs on a date which is not the last day of an Interest Period applicable thereto; c. if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or d. as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 1.9(b).

         1.11. TERMINATION/REDUCTION OF THE COMMITMENT. (a) The Commitment shall terminate on the earlier of (x) the Termination Date and (y) the date on which a Change of Control occurs.

         (b) Amounts borrowed hereunder and repaid or prepaid may not be reborrowed. The Commitment shall be considered utilized by the principal amount of each Loan made hereunder.

         (c) The Borrower shall have the right, upon at least three Business Days' notice to the Lender, to terminate in whole or reduce in part the unused portion of the Commitment, PROVIDED that each partial reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (d) In the event the Total General Revolving Commitment under the Credit Agreement is increased above $150,000,000, the then Commitment hereunder shall be automatically and permanently reduced by the amount of such increase.

         (e) If any portion of the Commitment remains unused after Loans are made on the Closing Date, such unused portion of the Commitment shall be automatically terminated.

         1.12. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment not later than 11:00 A.M. (Cleveland, Ohio time) on the day when due in U.S. dollars to the Lender at its address referred to herein in same day funds.

         (b) The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

         (c) All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


         SECTION 2.        CONDITIONS OF LENDING.

         2.1. CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Lender to make its initial Loan is subject to satisfaction of the following conditions:

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                  (a) EFFECTIVENESS; NOTE. This Agreement shall have been duly executed and delivered by the parties and shall be in full force and effect, and there shall have been delivered to the Lender the Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (b) CREDIT AGREEMENT, ETC. The Credit Agreement, and the Subsidiary Guaranty and the Pledge Agreement referred to therein, shall each have been duly executed and delivered and shall be in full force and effect. All conditions specified in section 6.1 of the Credit Agreement shall have been satisfied or waived.

                  (c) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 1.3 and all reasonable fees and expenses of the Lender and of special counsel to the Lender which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) CORPORATE RESOLUTIONS AND APPROVALS. The Lender shall have received certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower of this Agreement.

                  (e) INCUMBENCY CERTIFICATE. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to which the Borrower is a party which may be executed and delivered in connection herewith.

                  (f) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Lender and the Lender and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its special counsel may reasonably request.

         2.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make each Loan is subject, at the time thereof, to the satisfaction of the conditions that at the time of such Loan and also after giving effect thereto:

                  (a) the Borrower shall have complied with the notice requirements hereof with respect to the making of such Loan;

                  (b) there shall exist no Default or Event of Default; and

                  (c) all representations and warranties of the Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.


         SECTION 3.   REPRESENTATIONS AND WARRANTIES.

         3.1. GENERAL REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that a. all of its representations and warranties contained in section 7 of the Credit Agreement are true and correct, and b. all of such representations and warranties contained in section 7 of the Credit Agreement would be true and correct if references therein to the Credit Documents were instead references to this Agreement and the Note.

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         3.2. USE OF PROCEEDS, ETC. No part of the proceeds of any Loan will be used directly or indirectly to a. purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or b. finance any Acquisition (as defined in the Credit Agreement) if such Acquisition is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         SECTION 4.   COVENANTS OF THE BORROWER.

         So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder:

         4.1. CREDIT AGREEMENT COVENANTS. The Borrower will comply with all covenants and agreements contained in sections 8 and 9 of the Credit Agreement as originally executed and delivered, regardless of any subsequent modification or termination of the Credit Agreement, or consent or waiver thereunder, UNLESS the Lender shall otherwise consent in writing (it being understood that a consent by the Lender as a Lender under the Credit Agreement shall likewise be considered a consent hereunder, UNLESS otherwise specified by the Lender at the time any such consent is given).

         4.2. REPORTING REQUIREMENTS. The Borrower will furnish to the Lender at the time ot times referred to therein copies of all financial statements and other information furnished or to be furnished pursuant to section 8.1 of the Credit Agreement, as originally executed and delivered.

         4.3. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Lender to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries (the Borrower having been offered an opportunity to be present by telephone or in person for any discussions with such independent accountants or independent actuaries), if any, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

         SECTION 5.   EVENTS OF DEFAULT.

         5.1. EVENTS OF DEFAULT. Any of the following events (an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

                  (a) PAYMENTS: the Borrower shall a. default in the payment when due of any principal of the Loans; or b. default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any other amounts owing hereunder; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN NEGATIVE COVENANTS: the Borrower shall a. default in the due performance or observance by it of any term, covenant or agreement contained in section 4.1 hereof insofar as it relates to sections 9.6 through 9.9, inclusive, or section 9.13, of the Credit Agreement; or b. default, and such default



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

         shall continue for five or more Business Days after the Borrower shall first have obtained actual knowledge thereof or the Lender shall have notified the Borrower thereof in writing, whichever shall first occur, in the due performance or observance by it of any other term, covenant or agreement contained in section 4.1 hereof insofar as it relates to sections 9.2 through 9.5, inclusive, of the Credit Agreement; or

                  (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement, other than those referred to in section 5.1(a) or (b) or (c) above, and such default shall continue unremedied for a period of at least 30 days after notice by the Lender; or

                  (e) DEFAULT UNDER OTHER AGREEMENTS: an Event of Default under and as defined in the Credit Agreement shall have occurred; or the Borrower or any of its Subsidiaries shall a. default in any payment with respect to any Indebtedness (other than the Note) owed to the Lender, or having an unpaid principal amount of $1,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or b. default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (f) BANKRUPTCY, ETC.: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing.

         5.2. ACCELERATION, ETC. If an Event of Default shall have occurred and be continuing, THEN, and in any such event, the Lender (i) may, by notice to the Borrower, declare the Commitment and its obligation to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the

Borrower or any of its subsidiaries under the Bankruptcy Code, (A) the obligation of the Lender to make Loans shall automatically be terminated and (B) the Loans, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         5.3. SHARING OF PROCEEDS OF ENFORCEMENT. The Lender irrevocably undertakes for the benefit of the Administrative Agent and the Lenders party to the Credit Agreement that all amounts collected (by setoff or otherwise) in connection with the enforcement of this Agreement and the Note after the occurrence and during the continuance of an Event of Default hereunder will be applied as provided in section 10.3 of the Credit Agreement.
The Borrower hereby consents to any such application.


         6.   DEFINITIONS.

         6.1. TERMS DEFINED IN CREDIT AGREEMENT. Unless otherwise defined herein, terms which are defined in the Credit Agreement, as originally executed and delivered, are used herein with the same meaning.

         6.2. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any Eurodollar Loans, on which dealings are carried on in the London interbank market.

                  "CLOSING DATE" shall have the meaning provided in section 1.1.

                  "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of a Loan of one Type into a Loan of another Type pursuant to section 1.5 or 1.9.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of June 1, 1998 (as now in effect or as hereafter amended or otherwise modified), among the Borrower, the financial institutions party thereto as Lenders, and KeyBank National Association, as Administrative Agent.

                  "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "EFFECTIVE DATE" shall mean the date when this Agreement is executed and delivered by the parties hereto.

                  "EURODOLLAR LOAN" shall mean each Loan bearing interest at the rates provided in section 1.6(b).

                  "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) either (i) the rate per annum for deposits in Dollars of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined for a maturity most nearly comparable to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to the Lender by prime banks in the London interbank Eurodollar market for deposits of amounts in Dollars in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "PRIME RATE LOAN" means an Loan which bears interest as provided in section 1.6(a).

                  "TYPE" of Loan means a Prime Rate Loan or a Eurodollar Loan, as the case may be.

         SECTION 7.  MISCELLANEOUS.

         7.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.2. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at Suite 220, 3201 Enterprise Parkway, Beachwood, Ohio 44122, attention: Chief Financial Officer (facsimile: (216) 464-8376); and if to the Lender at 127 Public Square, Cleveland, Ohio 44114, attention: Large Corporate Group (facsimile: (216) 689-4981); or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         7.3. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         7.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

         7.5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement and such other documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this section 7.5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of the this Agreement and the other documents to be delivered in connection herewith, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         7.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note, whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         7.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, EXCEPT that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

         7.8. MARGIN STOCK. The Lender is not relying on any direct or indirect security of any Margin Stock in extending the credit facilities provided for herein and this Agreement shall be construed in a manner consistent with such intention.

         7.9. GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         7.10. WAIVER OF JURY TRIAL. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Note or the transactions contemplated hereby or thereby.

         7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

                         -------------------------------

         If the foregoing correctly sets forth the arrangements between us with regard to the matters specified above, please sign in the space provided below and return a counterpart of this letter to the undersigned whereupon this letter shall be a binding agreement.

         Again, we thank you sincerely for this opportunity to be of assistance to you, and we look forward to a long and mutually beneficial relationship with you.

                                               Very truly yours,

                                               KEYBANK NATIONAL ASSOCIATION


                                               BY:/S/ THOMAS J. PURCELL
                                                  ------------------------------
                                                       VICE PRESIDENT

Accepted and agreed as of
the date set forth above.

NCS HEALTHCARE, INC.


BY:/S/ GERALD D. STETHEM
   ------------------------------------
         CHIEF FINANCIAL OFFICER



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